UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2019 (June 17, 2019)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF SECURITIES.

On June 19, 2019 we issued 25,000,000 restricted shares of common stock to Sidney Chan in consideration of his forgiveness of an outstanding debt owed by us to him in the amount of $50,000.00. The shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended. The foregoing transaction took place outside the United States and Mr. Chan is a non-US person. The transaction was effectuated through the exercise of options granted to Mr. Chan.

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRANT

On June 19, 2019, we issued 25,000,000 restricted shares of common stock to Sidney Chan in consideration of his forgiveness of an outstanding debt owed by us to him in the amount of $50,000.00.

Prior to the issuance of the restricted shares of common stock to Mr. Chan, the following table sets forth the beneficial shareholdings of persons or entities holding five percent or more of our common stock, each director individually, each named executive officer and all directors and officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

	Direct Amount of			Percent
Name of Beneficial Owner	Beneficial Owner		Position	of Class
Sidney Chan	118,498,482	[1][2]	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer	48.61%

Kenneth James Robulak	1,190,000	[3]	Member of the Board of Directors	0.49%

Dr. Alfonso Salas	1,577,738	[4]	Member of the Board of Directors	0.65%

Peter Stafford	500,000	[5]	Member of the Board of Directors	0.21%

Ronald Cheng	1,205,800	[6]	Member of the Board of Directors	0.49%

All Officers and Directors as a group (5 people)	122,972,020			50.44%

[1]	14,845,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of KRS Retraction Limited, and, 103,153,482 shares are owned by Christine Kan, Mr. Chan’s wife.

[2]	Mr. Chan and his wife held the option to acquire 4,950,001,500 shares of common stock, all of which were exercisable.

[3]	Mr. Robulak held the option to acquire 10,000,000 shares of common stock, all of which were exercisable.

[4]	Dr. Salas held the option to acquire 5,000,000 shares of common stock, all of which were exercisable.
[5]	Mr. Stafford held the option to acquire 5,000,000 shares of common stock, all of which were exercisable.

[6]	Mr. Cheng held the option to acquire 5,000,000 shares of common stock, all of which were exercisable.

Immediately after the issuance of the 25,000,000 restricted shares of common stock to Mr. Chan, he will own more than 50% of the outstanding common stock of the Company. The following table sets forth the beneficial shareholdings of persons or entities holding five percent or more of our common stock, each director individually, each named executive officer and all directors and officers as a group immediately after the issuance of shares of common stock to Mr. Chan.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

	Direct Amount of			Percent
Name of Beneficial Owner	Beneficial Owner		Position	of Class
Sidney Chan	143,498,482	[1][2]	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer	53.39%

Kenneth James Robulak	1,190,000	[3]	Member of the Board of Directors	0.44%

Dr. Alfonso Salas	1,577,738	[4]	Member of the Board of Directors	0.59%

Peter Stafford	500,000	[5]	Member of the Board of Directors	0.19%

Ronald Cheng	1,205,800	[6]	Member of the Board of Directors	0.45%

All Officers and Directors as a group (5 people)	147,972,020			55.05%

[1]	39,845,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of KRS Retraction Limited, and, 103,153,482 shares are owned by Christine Kan, Mr. Chan’s wife.

[2]	Mr. Chan and his wife hold the option to acquire 4,925,001,500 shares of common stock, all of which were exercisable.

[3]	Mr. Robulak hold the option to acquire 10,000,000 shares of common stock, all of which were exercisable.

[4]	Dr. Salas hold the option to acquire 5,000,000 shares of common stock, all of which were exercisable.

[5]	Mr. Stafford hold the option to acquire 5,000,000 shares of common stock, all of which were exercisable.

[6]	Mr. Cheng hold the option to acquire 5,000,000 shares of common stock, all of which were exercisable.

ITEM 8.01	OTHER EVENTS.

On June 17, 2019, our Board of Directors approved the grant of the option to acquire 15,000,000 shares of common stock (the “Option Shares”) of the Company at a price of $0.035 per share for a term of five years to three (3) individuals (the “Optionees”) as follows:

Number of Optionees	Position	Option Shares Approved
Two (2)	Sales Agent	10,000,000
One (1)	Advisor	5,000,000

The 10,000,000 Option Shares approved for grant to Sales Agents were granted as 5,000,000 Option Shares to each Sales Agent. The 5,000,000 Option Shares to each Sales Agents will vest when each Sales Agent signs up 20,000 Diabetes Management Solution customers in the United States of America prior to August 31, 2020 (the “Sales Target”). Subscribers signed up by these Sales Agents will count towards vesting conditions for two of the members of the US Sales Team outlined in the Form 8K dated May 20, 2019.

Finalization of the grant of Option Shares to each Optionee is subject to each Optionee executing an option agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of June, 2019.

ALR TECHNOLOGIES INC.

BY:	/s/ Sidney Chan
Sidney Chan
Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors